EDDIE BAUER HOLDINGS, INC. ANNOUNCES DATE OF SECOND QUARTER 2008 CONFERENCE CALL

SEATTLE, WA, July 31, 2008 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) today announced that it plans to host a conference call on August 7, 2008, at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the Company’s financial results for the second quarter of fiscal year 2008.

•	To access the live conference call, participants may dial 877-397-0298 or 719-325-4854.

•	A simultaneous webcast will be available and can be accessed through the investors section of Eddie Bauer’s website at: http://investors.eddiebauer.com/events.cfm

•	Following the call, the recorded replay of the conference call may be accessed through the investors section of the Company’s website. In addition, a telephonic replay will be available through August 14, 2008 by dialing 888-203-1112 or 719-457-0820 and entering the code 7836240.

About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 371 stores throughout the United States and Canada, through catalog sales and online at http://www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing agreements across a variety of product categories.

Contact: SOURCE:	Marv Toland, Chief Financial Officer, 425-755-6226 Eddie Bauer Holdings, Inc.